UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2008
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda	1-31339	98-0371344
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

515 Post Oak Boulevard
Suite 600
Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements.
On March 4, 2008, the following increases were approved to the 2008 base salaries of the members of our management, with effect from January 1, 2008: Bernard J. Duroc-Danner, Chairman of the Board, President and Chief Executive Officer—$90,625; Andrew P. Becnel, Senior Vice President and Chief Financial Officer—$75,000; Stuart E. Ferguson, Senior Vice President and Chief Technology Officer—$57,000; Keith R. Morley, Senior Vice President and Chief Compliance Officer—$75,000; Burt M. Martin, Senior Vice President, General Counsel and Secretary—$75,000; Jessica Abarca, Vice President — Accounting and Chief Accounting Officer—$90,000; and M. David Colley, Vice President—$40,000. The Board of Directors also approved the following discretionary cash awards: Mr. Duroc-Danner—$3,000,000; Mr. Becnel—$525,000; Mr. Ferguson—$400,000; Mr. Morley—$475,000; Mr. Martin—$500,000; Ms. Abarca—$300,000; and Mr. Colley—$225,000.
For year 2007, no bonuses were earned or paid under our 2007 Management Incentive Bonus Plan as we failed to meet our internally determined target financial goals.

Item 8.01.	Other Events.
On March 4, 2008, the following individuals were nominated for election at our upcoming annual shareholders’ meeting to be held on June 2, 2008 to serve as our directors until the following annual meeting: Nicholas F. Brady, David J. Butters, Bernard J. Duroc-Danner (Chairman), William E. Macaulay, Robert B. Millard, Robert K. Moses, Jr. and Robert A. Rayne. Effective immediately prior to the annual meeting, our number of directors will be set at seven. Sheldon B. Lubar, who turns 79 later this year and has served as a director since 1995, will not be standing for re-election for personal reasons.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: March 6, 2008	/s/ Burt M. Martin
Burt M. Martin
Senior Vice President and General Counsel